Exhibit 10(a)5

                              AMENDED AND RESTATED

                         SUPPLEMENTAL PENSION AGREEMENT


         THIS AGREEMENT, made and entered into this _____ day of _______________, 2003, by and between GEORGIA POWER COMPANY ("GPC"), SOUTHERN COMPANY ("Southern"), SOUTHERN COMPANY SERVICES, INC. ("SCS") (GPC, Southern and SCS are each referred to herein individually as "Company" and collectively as "Companies"), and C.B. HARRELD ("Harreld").


                              W I T N E S S E T H:

         WHEREAS, Harreld's formal employment by GPC began on July 6, 1982; however, his valuable services to GPC actually commenced at a considerably earlier date with his employment on August 6, 1966 as an accountant with Arthur Andersen & Company; and

         WHEREAS, the knowledge of the affairs and business of GPC and Southern acquired by Harreld while in this capacity as an accountant has proven of great value to GPC and Southern in the years since his formal employment, and will, in the opinion of GPC and SCS, continue to do so in the future; and

         WHEREAS, GPC and Harreld entered into an agreement as of July 29, 1994, for the provision of certain supplemental retirement benefits ("GPC Agreement"); and

         WHEREAS, the GPC Agreement was amended and restated as of May 20, 1996 in order to recognize Harreld's transfer to Mirant Services LLC (formerly, Southern Electric International, Inc.) ("Mirant Services") on September 9, 1995 and to provide for Mirant Services' payment of its proportionate share of the supplemental retirement benefits previously agreed to be paid to Harreld by GPC in addition to any supplemental retirement benefits to which Harreld may be entitled to receive as an employee of Mirant Services ("Mirant Agreement"); and

         WHEREAS, the Mirant Agreement was amended and restated as of September 4, 2001 in order to recognize Harreld's transfer to SCS on February 17, 2001 and Southern's assumption of liability for Mirant Services' proportionate share of supplemental retirement benefits under the Mirant Agreement as a result of the spinoff of Mirant Corporation (formerly Southern Energy, Inc.) from Southern on April 2, 2001 and to provide for the payment by SCS and Southern of their proportionate shares of the benefits ("SCS Agreement"); and

         WHEREAS, Harreld transferred from SCS back to GPC on June 21, 2003, and SCS, Southern and GPC desire to amend and restate the SCS Agreement to reflect such transfer.

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         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the SCS Agreement is hereby amended and restated as follows:

1. If Harreld shall continue to serve GPC faithfully, diligently and competently to the best of his ability from the date of this Agreement until either:

(a) such date after his service as an employee shall terminate; or

(b) his retirement in accordance with the provisions of The Southern Company Pension Plan ("Pension Plan"); or

(c) his death while in the service of GPC, if his spouse is entitled to benefits as a Provisional Payee under the Pension Plan;

then the provisions of Paragraphs 2 and 3 of this Agreement shall be operative.

         2. GPC, SCS and Southern shall pay to Harreld commencing on his retirement date under the Pension Plan, if he shall retire in accordance with the provisions of the Pension Plan, and thereafter on the first day of each succeeding month during the lifetime of Harreld, an amount per month equal to the difference between the monthly amount payable to Harreld under the Pension Plan as it shall then be in effect at the time any monthly amount shall be payable in accordance with this Paragraph and the monthly amount which would have been payable to him under the Pension Plan if Harreld were given credit for ten additional years of Accredited Service under the Pension Plan in recognition of his time spent on utility industry matters at Arthur Andersen & Company, less any deductions hereinafter provided; provided, however, that for the purpose of computing a monthly amount payable to Harreld under the Pension Plan no limitation on benefits imposed by the Internal Revenue Code as it now exists or is hereafter amended or any other limiting legislation shall be taken into account. The computations required for the determination of the monthly payments hereunder and the periods used as periods of Accredited Service shall be calculated so as to give appropriate effect in each instance to the exclusion of any portions of such period on account of eligibility, military service, leave of absence, or otherwise as may be required under the Pension Plan as it shall be in effect at the time such monthly payment is to be made. Harreld's right to such payments shall not be absolute, and each payment thereof is contingent upon Harreld's having duly performed the services required of him pursuant to Paragraph 1 hereof as of the applicable payment date.

         3. If, in accordance with the terms of the Pension Plan, Harreld shall have a Provisional Payee entitled to receive payments thereunder, then the Provisional Payee shall be entitled to payments under this Agreement which, when added to payments to her under the Pension Plan, would be appropriate if Harreld were given credit for ten additional years of Accredited Service under the Pension Plan in recognition of his time spent on utility industry matters at Arthur Andersen & Company.

         4. The amounts payable to Harreld and any Provisional Payee pursuant to Paragraphs 2 and 3 of this Agreement shall be made by GPC, SCS and Southern in the same proportion as the Accredited Service credited to Harreld under the Pension Plan at each Company bears to the total Accredited Service credited to Harreld under the Pension Plan at all three Companies as of the date of Harreld's retirement from GPC.

         5. Neither the entering into nor the termination of this Agreement for any cause shall affect Harreld's right to such salary, fees or other compensation for his services as an employee, officer or director of GPC or SCS as either has agreed or may agree to pay him prior to or subsequent to his termination of service, nor his right to participate in and receive benefits under any plan or plans of GPC or SCS now existing, or which may hereafter exist, providing benefits for their employees.

         6. Neither Harreld nor his Provisional Payee, if any, shall, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms of this Agreement and after the terms and contingencies herein specified have been met. Except as specifically allowed by law, neither Harreld nor any Provisional Payee shall have any power of anticipation, alienation, mortgage, pledge, encumbrance or assignment of payments contemplated hereunder, and all rights and benefits of Harreld and of any Provisional Payee shall be for his or her sole personal benefit, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, mortgage, pledge, encumbrance, transfer, claim or judgment or bankruptcy proceedings against Harreld or any Provisional Payee. Any attempt to do so shall be null and void and of no effect.

         7. Nothing contained in this Agreement shall be construed to affect in any manner the existing rights of GPC or Harreld to suspend, terminate, alter or modify, whether or not for cause, the employment relationship contemplated by Paragraph 1 hereof.

         8. The failure of any party to insist in any one or more instances upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligation of either party with respect thereto shall continue in full force and effect.

         9. GPC, SCS and Southern shall not reserve or otherwise set aside funds for the payment of its obligations hereunder, which obligations shall be paid solely from the general assets of GPC, SCS and Southern. Notwithstanding that Harreld and any Provisional Payee shall be entitled to receive the entire amounts stated herein, the assets from which such amounts shall be paid shall at all times be subject to the claims of the creditors of GPC, SCS and Southern.

         10. There shall be deducted from the amount of any payment payable under this Agreement the amount of any tax required by any governmental authority to be withheld and paid to such governmental authority for the account of Harreld or any Provisional Payee.

         11. Harreld, GPC, SCS and Southern agree that the validity of this Agreement or any of the provisions hereof shall be determined under and


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

according to the laws of the State of Georgia, and that the Agreement and its provisions shall be interpreted and construed in accordance with the laws of that State.

         12. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of GPC, SCS and Southern, but neither this Agreement nor any right hereunder may be assigned by Harreld or any Provisional Payee. This Agreement shall not be altered or amended except by an agreement in writing signed by all parties hereto. In any event, the Agreement shall, if not sooner terminated, terminate for all purposes upon the death of Harreld, or if his Provisional Payee shall survive him and shall be entitled to receive any payments hereunder, upon the death of the Provisional Payee, and the satisfaction by GPC, SCS and Southern of their obligations arising theretofore under the Agreement.

         13. This Agreement shall constitute the full and complete agreement between the parties concerning its subject matter and fully supercedes any and all other prior agreements or understandings between the parties concerning the subject matter hereof, including but not limited to the GPC Agreement, the Mirant Agreement and the SCS Agreement.

         IN WITNESS WHEREOF, Georgia Power Company, Southern Company Services, Inc. and the Southern Company have caused this amended and restated Agreement to be executed by their duly authorized officers and C.B. Harreld has executed this Agreement in quadruplicate on or as of the date and year first above written.

                                     GEORGIA POWER COMPANY


                                     By:
                                        ------------------------------------

                                     Its:
                                         -----------------------------------


                                     ATTEST:
                                            --------------------------------

                                     Its:
                                         -----------------------------------


                                     SOUTHERN COMPANY SERVICES, INC.


                                     By:
                                        ------------------------------------

                                     Its:
                                         -----------------------------------

                                     ATTEST:
                                            --------------------------------

                                     Its:
                                         -----------------------------------

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



                                     SOUTHERN COMPANY


                                     By:
                                        ------------------------------------

                                     Its:
                                         -----------------------------------

                                     ATTEST:
                                         -----------------------------------

                                     Its:
                                         -----------------------------------


                                     HARRELD


                                     C. B. Harreld

Sworn to and subscribed before me
this _____ day of _________, 2003.



Notary Public, State of Georgia



My Commission Expires:


(NOTORIAL SEAL)







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